Exhibit 99.5
ENCORE ACQUISITION COMPANY ELECTION FORM/LETTER OF TRANSMITTAL Investor ID Number This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of October 31, 2009 (the “Merger Agreement”), by and between Denbury Resources Inc. (“Denbury”) and Encore Acquisition Company (“EAC”), whereby EAC will merge with and into Denbury. I/we the undersigned, enclose herewith and surrender to you for exchange the shares of EAC common stock identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the shares of EAC common stock surrendered hereby, have full authority to surrender these shares, have good and unencumbered title to the shares, give the instructions in this Election/Transmittal Form and warrant that the shares are free and clear of all liens, restrictions, adverse claims and encumbrances. Please complete the back if you would like to transfer ownership or request special mailing. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) A cate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. X Signature of Stockholder Date Daytime Telephone # X Signature of Stockholder Date Daytime Telephone # PLEASE CERTIFY YOUR TAX PAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER G ON THE REVERSE SIDE. B Call Cash Only Election D Mixed Election E No Election PLACE A N IN THE APPROPRIATE ELECTION BOXES ONLY X Note: Remaining shares are elected for all cash or all stock, subject to proration. (SHARE SELECTED FOR ALL CASH OR ALL STOCK, SUBJECT TO PRORATION) All Stock Only Election WHOLE SHARES A properly completed Election Form must be received by BNY Mellon no later than 5:00 p.m., New York City time, on _, 2010 in order to constitute a proper election. If you cannot produce some or all of your EAC common stock certificates for certificated EAC shares, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions. f affidavit OF LOST, MISSING OR DESTROYED CERTIFICATE(S) Investor ID Number AND AGREEMENT OF INDEMNITY THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent. TOTAL SHARES LOST . Please Fill In Certificate No(s). if Known Number of Shares Attach separate schedule if needed By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities. I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, EAC, Denbury, all their subsidiaries es and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law. X Signed by Affiant (stockholder) on this (date) (Deponent) (Indemnitor) (Heirs Individually) Month Day Year Social Security # _Date Notary Public ___Lost Securities Surety Premium/Service Fee Calculation The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form. 1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate: • Enter number of share(s) lost _X (Cash Rate) $XX.XX = $ share value • If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Election/Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s). 2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below. • The surety premium equals 1% (.01) of the share value noted in line 1 above: $ X (1%) or (.01) = ... $ Surety Premium 3. Add the service fee based on the share value fee guide noted below .$ Service Fee • If the share value is less than or equal to $250.00, the Service Fee = $50.00 • If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00 • If the share value is greater than $3,000.00, the Service Fee = $200.00 4. Total amount due (add lines 2 & 3)... $ Total Amount Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services. (text) 3940 Encore Aquisition01.pdf

H Special Transfer Instructions and Signature Guarantee Medallion Name(Please Print First, Middle & Last Name) Address(Number and Street) (City, State & Zip Code) (Tax Identification or Social Security Number) (Title of Officer Signing this Guarantee) (Name of Guarantor-Please Print) (Address of Guarantor Firm) I Special Mailing Instructions Name(Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) If you want your Denbury common stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name. Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s)to: Part 1—PLEASE PROVIDE YOUR TAX PAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW Under penalties of perjury. I certify that: 1. the number shown on this form is my correct tax payer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or(b)I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest to r dividends, or(c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). substitute form W-9—Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number(TIN) G Signature _Date ___Individual/Sole proprietor Partnership Corporation Other ___Please check appropriate box: Limited liability company D=disregarded entity C=corporation P=partnership Enter the tax classification FILL IN the space below. EXEMPT PAYEE INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/TRANSMITTAL FORM A Sign, date and include your daytime telephone number in this Election/Transmittal form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope. B If applicable, please indicate the number of EAC shares with respect to which you want to receive (1) $15.00 in cash and (2) a number of Denbury shares equal to the quotient obtained by dividing (A) $35.00 by (B) the volume-weighted average price of Denbury common stock for the period of 20 consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Denbury Share Value”), provided that the number of Denbury shares to be received will equal 2.0698 if the Denbury Share Value is equal to or greater than $16.91 and the number of Denbury shares to be received will equal 2.6336 if the Denbury Share Value is equal to or less than $13.29. C If applicable, please indicate the number of EAC shares with respect to which you want to receive a number of Denbury shares equal to the quotient obtained by dividing (1) $50.00 by (2) the Denbury Share Value, provided that the number of Denbury shares to be received will equal 2.9568 if the Denbury Share Value is equal to or greater than $16.91 and the number of Denbury shares to be received will equal 3.7622 if the Denbury Share Value is equal to or less than $13.29. SUBJECT TO PRORATION. D If applicable, please indicate the number of EAC shares with respect to which you want to receive $50.00 in cash. SUBJECT TO PRORATION. E If applicable, the number of EAC shares as to which you make no election (in which event you will receive the consideration provided in Box 2 above). F If you cannot produce some or all of your EAC common stock certificates, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon. To do so through BNY Mellon Shareowner Services’ program wit h Federal Insurance Company, complete Box 6 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond. G PLEASE SIGN IN BOX 7 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 7 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non -U.S. Taxpayer, please complete and return form W-8BEN. H If you want your Denbury common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed. I Fill in Box 9 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES By Telephone — 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays: From within the U.S., Canada or Puerto Rico: 1-XXX-XXX-XXXX (Toll Free) From outside the U.S.: 1-201-680-6579 (Collect) WHERE TO FORWARD YOUR ELECTION/TRANSMITTAL MATERIALS By Mail: By Overnight Courier or By Hand: BNY Mellon Shareowner Services BNY Mellon Shareowner Services Attn: Corporate Action Dept. Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 480 Washington Boulevard South Hackensack, NJ 07606 Jersey City, NJ 07310 (text) 3940 Encore Aquisition 01.pdf